UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Third Amendment to Revenue Interest Financing Agreement

As previously disclosed, on January 9, 2023, Liquidia Technologies, Inc., a Delaware corporation (the “Liquidia Technologies”) and a wholly owned subsidiary of Liquidia Corporation (the “Company”) entered into a Revenue Interest Financing Agreement with HealthCare Royalty Partners IV, L.P. and HealthCare Royalty Management, LLC (collectively, “HCR”), as amended by that certain Amendment to Revenue Interest Financing Agreement, dated April 17, 2023, and as further amended by that certain Second Amendment to Revenue Interest Financing Agreement, dated June 28, 2023, by and among Liquidia Technologies and HCR (as amended, the “Financing Agreement”).

On July 27, 2023, Liquidia Technologies and HCR entered into a Third Amendment to the Financing Agreement (the “Third Amendment”), pursuant to which, among other things, (i) HCR agreed to make payment of the $10 million second tranche under the Financing Agreement on July 27, 2023, (ii) the Financing Agreement was amended to provide that funding of the third and fourth tranches under the Financing Agreement would be subject to the mutual agreement of the parties, and (iii) the Financing Agreement was amended to base certain existing obligations to make, and calculations of, certain quarterly fixed payments and included product payment amounts under the Financing Agreement on the date of the closing of the third tranche rather than the date of the first commercial sale of YUTREPIA.

The foregoing description of the terms of the Third Amendment is not complete and is qualified in its entirety by reference to the text of the Third Amendment, which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 8.01 Other Events.

  On July 27, 2023, the Company issued a press release announcing that it submitted an amendment to the tentatively approved new drug application (the “NDA”) for YUTREPIA (treprostinil) inhalation powder to add the treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD). If approved by the U.S. Food and Drug Administration (the “FDA”), YUTREPIA would be indicated for the treatment of both PH-ILD and pulmonary arterial hypertension (PAH). The FDA can grant final approval of the PH-ILD indication in the YUTREPIA label after the new clinical investigation exclusivity granted to Tyvaso® expires on March 31, 2024.

A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release of Liquidia Corporation, dated July 27, 2023.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 27, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer